Exhibit 99.1

Authentidate Holding Corp. Announces Departure
Of Chief Financial Officer

BERKELEY HEIGHTS, N.J. January 31, 2006 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced that Dennis Bunt, Chief Financial Officer of Authentidate, plans to leave the company during the second calendar quarter of 2006, after over 13 years of service.

Mr. Bunt leaves after successfully guiding Authentidate through financial and strategic challenges, and its first certification of internal controls under Section 404 of the Sarbanes-Oxley Act. Authentidate has commenced the recruitment process and is implementing a plan to ensure operational and reporting continuity. To facilitate an effective transition, Mr. Bunt will continue as chief financial officer through April 2006.

“Anytime you leave a position you love after such a long period of time, you have many mixed emotions about your decision,” Mr. Bunt stated. “The past 13 years at Authentidate have been among the most challenging and rewarding of my career. Now that we have completed our internal controls certification, and relocated our corporate offices to New Jersey from the Albany NY region, I believe the time is right for me to explore new challenges and commence the next stage of my professional career. I am proud of my colleagues, especially the Accounting Staff and our many shared accomplishments, and I leave the company in good hands.”

Suren Pai, Chief Executive Officer of Authentidate, said, “We greatly appreciate the substantial contributions Dennis has made, and his professionalism and advice have been greatly appreciated and valued by everyone who has worked with him. On behalf of myself and all of his colleagues, I would like to wish him the very best for the future. We have begun an active search for a new CFO, but Dennis will remain with us through our current quarter and will work closely with his successor to ensure a smooth transition.”

Dennis Bunt joined Authentidate as Chief Financial Officer in September 1992. Before joining Authentidate, Mr. Bunt was Chief Financial Officer of The Michaels Group from 1986 – 1992 and a division controller and internal auditor for Mechanical Technology, Inc. from 1980 – 1986. He also served as a financial analyst for General Electric after beginning his career as a certified public accountant with KPMG.

About Authentidate Holding Corp.

Authentidate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS).

The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. Authentidate's offerings include the United States Postal Service® Electronic Postmark® Service (USPS® EPM®), electronic signing solutions, and electronic forms processing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services. For more information, visit the company's website at http://www.Authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe,""anticipate,""think,""intend,""plan,""will be,""expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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